   As filed with the Securities and Exchange Commission on December 21, 1998
                                           Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ----------------------------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   ----------------------------------------

                              GUIDANT CORPORATION
            (Exact name of registrant as specified in its charter)

INDIANA              111 MONUMENT CIRCLE, 29th FLOOR                35-1931722
-------              INDIANAPOLIS, INDIANA 46204-5129               ----------
                     --------------------------------


(State or other    (Address of Principal Executive Offices)   (I.R.S. Employer
jurisdiction of    (Zip Code)                                Identification No.)
incorporation or
organization)


                      Guidant Corporation 1998 Stock Plan
                      -----------------------------------
                           (Full Title of the Plan)


                                Bruce J Barclay
                     Deputy General Counsel and Secretary
                              Guidant Corporation
                        111 Monument Circle, 29th Floor
                        Indianapolis, Indiana 46204-5129
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service: 317-971-2000

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of securities to    Amount to be         Proposed                 Proposed               Amount of
be registered             registered           maximum                  maximum                registration fee
                                               offering price per       aggregate offering
                                               share (1)                price (1)
-------------------------------------------------------------------------------------------------------------------
 Common Stock             22,500,000 shares   $91.56                   $2,060,100,000          $572,707.80
-------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's Common Stock on the New York Stock Exchange on December 14, 1998.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result to the antidilution provisions of the Guidant Corporation 1998 Stock Plan.

                                    PART I

Item 1. PLAN INFORMATION.

          Not included pursuant to Form S-8 instructions.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not included pursuant to Form S-8 instructions.

                                    PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and the description of the Company's common stock contained in the Company's registration statement on Form 8-A under the Securities Exchange Act of 1934 with respect to that stock filed with the Securities and Exchange Commission on October 6, 1994, including any amendments or reports filed for the purpose of updating that description, are incorporated in this Registration Statement by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14(c) or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents with the Commission.

Item 4. DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          As of September 30, 1998, Mr. J.B. King beneficially owned 58,380 shares of Guidant Corporation common stock ("Guidant Stock"), 2,000 shares of which were owned by his wife and 2,436 of which were held in his account in The Guidant Employee Savings and Stock Ownership Plan. Mr. King disclaims beneficial ownership of the 2,000 shares of Guidant Stock owned by his wife. Mr. King also has the right to purchase an additional 387,472 shares of Guidant Stock upon the exercise of stock options held by him.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

          As permitted by the Indiana Business Corporation Law, the Company's Articles of Incorporation provide for indemnification of directors, officers, employees and agents of the Company against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil or criminal, in which they may become involved by reason of being or having been a director, officer, employee or agent. The Company's Articles of Incorporation require indemnification to the fullest extent permitted by the Indiana Business Corporation Law.

          Officers and directors of the Company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with them acting in their respective capacities, which include claims under the Securities Act of 1933.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8. EXHIBITS.

          Exhibit     Description
          Number
          4.1         Articles of Incorporation of the Company.

          4.2         By-Laws of the Company.

          4.3         Guidant Corporation 1998 Stock Plan.

          5.1 Opinion of J.B. King, Vice President and General Counsel of the Company, as to legality of the securities being registered.

          23.1        Consent of Ernst & Young LLP, Independent Auditors.

          23.2 Consent of J.B. King, Vice President and General Counsel of the Company (contained in Exhibit 5.1).


 Item 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 21, 1998.

                                            GUIDANT CORPORATION


                                            By: /s/ James M. Cornelius
                                                ----------------------
                                                James M. Cornelius
                                                Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                 TITLE                                        DATE
 /s/ James M. Cornelius                  Chairman of the Board                  December 21, 1998
---------------------------------------  (principal executive officer)
(James M. Cornelius)

 /s/ Ronald W. Dollens                   President, Chief Executive Officer     December 21, 1998
---------------------------------------  and a Director
(Ronald W. Dollens)                      (principal executive officer)

 /s/ Keith E. Brauer                     Chief Financial Officer,               December 21, 1998
---------------------------------------  (principal financial officer)
(Keith E. Brauer)

 /s/ Roger Marchetti                     Chief Accounting Officer (principal    December 21, 1998
---------------------------------------  accounting officer)
(Roger Marchetti)

 /s/ Kim B. Clark                        Director                               December 21, 1998
---------------------------------------
(Kim B. Clark)

 /s/ Maurice A. Cox, Jr.                 Director                               December 21, 1998
---------------------------------------
(Maurice A. Cox, Jr.)

 /s/ Enrique C. Falla                    Director                               December 21, 1998
---------------------------------------
(Enrique C. Falla)

 /s/ J.B. King                           Director                               December 21, 1998
---------------------------------------
(J.B. King)

 /s/ Susan B. King                       Director                               December 21, 1998
---------------------------------------
(Susan B. King)

 /s/ J. Kevin Moore                      Director                               December 21, 1998
---------------------------------------
(J. Kevin Moore)

 /s/ Mark Novitch, M.D.                  Director                               December 21, 1998
---------------------------------------
(Mark Novitch, M.D.)

 /s/ Eugene L. Step                      Director                               December 21, 1998
---------------------------------------
(Eugene L. Step)

 /s/ Ruedi E. Wager, Ph.D.               Director                               December 21, 1998
---------------------------------------
(Ruedi E. Wager, Ph.D.)

                               INDEX TO EXHIBITS

The following documents are filed as part of this Registration Statement:





Exhibit                                          Location
 4.1      Articles of Incorporation of the       Incorporated by reference from Exhibit
          Company                                3.1 to the Company's Quarterly Report on
                                                 Form 10-Q for the quarterly period ended
                                                 June 30, 1998.

 4.2      By-Laws of the Company                 Incorporated by reference from Exhibit
                                                 3.2 to the Company's Registration
                                                 Statement on Form S-1 Registration
                                                 Statement No. 33-83934.

 4.3      Guidant Corporation 1998 Stock         Incorporated by reference from Exhibit
          Plan.                                  10.1 to the Company's Quarterly Report
                                                 on Form 10-Q for the quarterly period
                                                 ended June 30, 1998.

 5.1      Opinion of J.B. King, Vice President   Attached.
          and General Counsel of the
          Company, as to legality of the
          securities being registered.

23.1      Consent of Ernst & Young LLP,          Attached.
          Independent Auditors.

23.2      Consent of J.B. King, Vice President   Attached.
          and General Counsel of the
          Company (contained in Exhibit 5.1).